Exhibit 32(a)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of IDACORP, Inc. (the "Company") on Form 10-K for the year ended December 31, 2006, as amended by Form 10-K/A (Amendment No. 1) (the "Report"), we, J. LaMont Keen, President and Chief Executive Officer of the Company, and Darrel T. Anderson, Senior Vice President - Administrative Services and Chief Financial Officer of the Company, certify that:

(1)               The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/J. LaMont Keen	/s/Darrel T. Anderson
J. LaMont Keen	Darrel T. Anderson
President and Chief Executive Officer	Senior Vice President - Administrative Services
March 1, 2007	and Chief Financial Officer
March 1, 2007